EXHIBIT 99.1

VisionWave Acquires xClibre™ AI Video Intelligence IP Assets

Adds visual perception layer to complement RF sensing across defense platforms

WEST HOLLYWOOD, CA — April 13, 2026 — VisionWave Holdings, Inc. (Nasdaq: VWAV), a defense and advanced sensing technology company, today announced the completed acquisition of the intellectual property assets underlying the xClibre™ AI video intelligence platform, pursuant to a definitive Asset Purchase Agreement dated April 10, 2026. The acquired IP was independently valued at approximately $60 million, by BDO Consulting Group as of April 10, 2026.

The acquisition is intended to fill a critical capability gap in VisionWave’s sensing architecture: until now, the Company’s platforms relied primarily on RF-based detection. xClibre add a visual perception layer that is expected to complement the Company’s existing RF-based detection capabilities.

Transaction Terms

VisionWave acquired 100% of the xClibre intellectual property portfolio, including AI-driven video analytics software, proprietary algorithms and models, and associated trade secrets and development frameworks. Total consideration consists of:

●	7,000,000 shares of VisionWave common stock (3,500,000 issued at closing; 3,500,000 contingents upon successful proof-of-concept validation and Nasdaq Shareholder Approval under Nasdaq Listing Rule 5635)

●	$6,000,000 promissory note

The Company intends to assign the acquired IP into a dedicated subsidiary, xClibre Inc., creating a focused commercial vehicle with the goal of development and go-to-market execution.

Why This Acquisition Matters

Modern defense and security environments demand sensing systems that can detect, identify, and act — not just alert. RF-based systems excel at wide-area detection, but visual confirmation is often required before any autonomous or human response can be authorized with confidence.

xClibre is designed as a “video-as-a-sensor” platform that converts existing camera infrastructure into a real-time AI intelligence layer capable of:

●	Automated threat detection and alerting with behavioral analytics

●	Rapid forensic search to accelerate post-incident investigation

●	Visual verification of RF-detected contacts potentially reducing false-positive response rates

●	Event-driven action pipelines that connect detection to autonomous system response

The platform is built on an edge-first architecture — processing data locally via dedicated compute appliances, with no cloud dependency. This design is intended to enable deployment in bandwidth-constrained forward environments and ensures compliance with data sovereignty requirements.

Integration Across VisionWave’s Platform

VisionWave plans to pursue integration of xClibre across its full defense stack, subject to successful technical validation and proof-of-concept results, with near-term focus on:

●	Argus™ counter-UAS platform — visual confirmation layer for RF-identified aerial threats

●	Autonomous interceptor systems — enhanced target classification to support engagement authorization

●	Unmanned ground vehicles (UGVs) — on-board visual situational awareness

●	Fixed-site security deployments — perimeter intelligence with forensic replay capability

Integration will occur via APIs and SDKs into VisionWave’s existing command-and-control and autonomy pipelines, subject to further technical diligence and successful POC outcomes. The Company believes the resulting heterogeneous sensing architecture — combining RF sensing with AI video analytics — has the potential to deliver meaningfully higher reliability than single-modality alternatives.

Demonstration Preview

To illustrate the architectural concept behind xClibre, the Company has prepared a conceptual demonstration rendering showcasing how the engine prioritizes computation in latency-sensitive scenarios.

This demonstration is simulated/conceptual only, is non-operational, and does not reflect actual system performance, tested results, or guaranteed capabilities. It is provided for illustrative purposes only.

Demonstration rendering (for illustration only). This demonstration is non-operational, non-productized, and intended solely to convey architectural principles.

Validation and Commercial Roadmap

VisionWave will conduct a structured proof-of-concept evaluation with an industry partner, targeting completion in H2 2026. The POC will validate detection accuracy, false-alert performance, and integration across the multi-sensor stack.

Subject to POC outcomes and receipt of Nasdaq Shareholder Approval, the Company expects to pursue commercialization through OEM embedding, platform integration across existing solutions, and expansion into defense, critical infrastructure, and smart environment markets. Successful POC completion and Nasdaq Shareholder Approval will also trigger release of the remaining 3,500,000 contingent shares.

Management Commentary

Douglas Davis, CEO & Executive Chairman of VisionWave, commented:

“RF sensing tells you something is there. Video intelligence tells you what it is and what it’s doing. With xClibre, we have taken an important step toward delivering both — in a single integrated architecture built for the realities of contested environments. Our near-term focus is validating performance in the field. The commercial path follows from that.”

About VisionWave Holdings Inc.

VisionWave Holdings, Inc. (Nasdaq: VWAV) is a defense and advanced sensing technology company developing AI-driven, RF-based sensing, autonomy, and computational acceleration technologies for defense, homeland security, and commercial infrastructure applications. VisionWave’s mission is to connect defense innovation with civilian progress through shared core technologies deployed across air, land, and sea.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the xClibre acquisition, anticipated strategic benefits of adding a visual perception layer to the Company’s RF sensing platforms, technology integration plans, proof-of-concept evaluation and its expected outcomes, potential commercialization pathways, Nasdaq Shareholder Approval for the Contingent Shares, and the Company’s strategic initiatives. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are generally identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” and similar expressions, or by statements that events or trends “may,” “will,” or “could” occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including but not limited to, the ability to successfully complete the proof-of-concept evaluation and achieve satisfactory results; the receipt of Nasdaq Shareholder Approval for the issuance of the Contingent Shares; integration risks following the acquisition of the xClibre IP; technical and development challenges in integrating the visual perception layer with the Company’s existing RF sensing platforms; market acceptance of the combined technologies; regulatory requirements and data sovereignty issues; changes in market conditions affecting the defense and security sectors; and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release and in the Company’s SEC filings. VisionWave undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.

Investor Contact

investors@vwav.inc

www.vwav.inc